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                                                                Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-21075) of International Network Services of our report dated July 25, 1997 appearing on page 30 of the Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 23 of this Form 10-K.

Price Waterhouse LLP

San Jose, California
September 25, 1997